Exhibit 99.1


                      Savoy Completes Acquisition

   DENVER--(BUSINESS WIRE)--Jan. 19, 2004--Savoy Capital Investments, Inc. (OTCBB:SVYC) is pleased to announce that it has closed on its acquisition of a 97% interest in Societe Siranna S.A.R.L., a private Madagascar company.
   Siranna owns two gemstone mining exploration properties totaling
12.5 square kilometers. The acquisition includes full mining exploitation and gemstone exportation permits and will allow Savoy to enter into the precious gemstone mining and marketing business.
   Savoy has issued 7,500,000 of its common shares for this acquisition. This issuance constitutes a change of control of Savoy. Savoy has also committed a first round budget of $250,000 to establish gemstone production and to develop the first phase of its gemstone marketing program.
   Savoy's mining properties are located in northern Madagascar near the provincial capital, Diego Suarez. The region is generally savanna, making exploration and mining inexpensive and uncomplicated. Work is expected to begin in Madagascar this spring.
   Madagascar remains largely under-exploited and presents opportunities for companies such as Savoy. Diamond Fields International (TSX:DFI) recently disclosed the discovery of diamonds on the island, one of which, Diamond Fields reported, weighed 23.82 carats. Additionally, feasibility studies are being conducted by Dynatec Corporation (TSX:DY) for a nickel project and the Rio Tinto P.L.C. (LSE:RIO) subsidiary, QIT Madagascar Minerals, for ilmenite mining.

   On Behalf of the Company,
   Floyd Wandler, President

   Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates," or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

    CONTACT: Savoy Capital Investments, Inc.
             Patricia Cudd, 719-488-4393